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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2009

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

        On October 2, 2009, Liberty Media Corporation (Liberty) and Liberty Entertainment, Inc., a wholly owned subsidiary of Liberty (LEI), entered into amendment No. 2 (the Merger Agreement Amendment) to the previously announced agreement and plan of merger (as amended, the Merger Agreement) with The DIRECTV Group, Inc. (DIRECTV), and the other parties named therein, relating to the combination of DIRECTV with LEI, a company to be split-off from Liberty, resulting in LEI and DIRECTV becoming wholly-owned subsidiaries of a new parent company (Holdings).

        The Merger Agreement Amendment, among other things, (i) provides that the split-off may not be completed prior to (x) the satisfaction of the conditions precedent to the Mergers (as defined in the Merger Agreement) (other than those which by their terms are to be satisfied at the closing) or the waiver thereof, if applicable, or (y) the termination of the Merger Agreement, (ii) changes the date upon which either party may terminate the Merger Agreement to December 29, 2009 and (iii) memorializes certain of the terms of the agreement in principle reached with the plaintiffs in the DIRECTV stockholder litigation described below.

        The terms of the agreement in principle reached with the plaintiffs include certain changes to the terms of the Mergers and the transaction agreements as follows:

  •
  the Merger Agreement will be amended to add a provision to the Holdings charter to the effect that any future merger, consolidation or sale of all or substantially all of the assets which requires stockholder approval but provides for payment of per share consideration to be made to the holders of Holdings Class B common stock that is different in form or amount from the per share consideration to be paid to holders of Holdings Class A common stock will require a separate vote of holders of Holdings Class A common stock, voting as a separate class;

  •
  the elimination of certain provisions in the Holdings charter that were intended to exculpate the directors and officers of Holdings who also serve as directors or officers of other entities for any potential breach of fiduciary duty arising out of the allocation of business opportunities not presented to such persons in their capacity as directors or officers of Holdings;

  •
  the Malones' (as defined below) ability to seek control of Holdings through future purchases of Holdings common stock will be restricted by their agreement to a 3-year standstill commencing upon the completion of the Mergers, subject to specified limitations or exceptions;

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  the Merger Agreement and the related disclosure will be amended to reflect that DIRECTV will not waive the DIRECTV Stockholder Approval closing condition (as defined in the Merger Agreement);

  •
  the Holdings charter will provide holders of 10% or more of the outstanding shares of Holdings Class A common stock with the right to call a special meeting; and

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  the Holdings by-laws will provide that a majority of the board of directors be Qualifying Directors (as defined in the Holdings by-laws) and that at least 50% of the audit committee, compensation committee and any special transaction committee established by the board of directors be comprised of Qualifying Directors.

        In addition, the changes to the Holdings charter and by-laws described above are subject to final court approval of the settlement having been obtained by June 30, 2010.

        The parties have also entered into an amendment (the Malone Agreement Amendment) to the related agreement among DIRECTV, LEI, Liberty, John C. Malone and certain affiliated persons of Mr. Malone (collectively, the Malones), and Chairman of the Boards of Liberty and DIRECTV to make certain changes to certain definitions.

        The above discussion of the terms of the Merger Agreement Amendment and the Malone Agreement Amendment is qualified by reference to the full text of the Merger Agreement Amendment and the Malone Agreement Amendment filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.

Item 8.01.    Other Events

        As described in Item 1.01 of this Current Report on Form 8-K, DIRECTV and Liberty Media have reached an agreement in principle relating to a potential settlement with the plaintiffs in the multiple purported class action complaints pending against DIRECTV, Liberty Media and the DIRECTV board of directors in the Delaware Court of Chancery that were brought on behalf of the public stockholders of DIRECTV alleging, among other things, that the members of the DIRECTV board of directors breached their fiduciary duties in approving the Merger Agreement. However, the settlement is subject to the execution of a stipulation of settlement and the approval of the Delaware Chancery Court.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Name
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 2, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc.
99.1
Amendment No. 2 to Voting and Right of First Refusal Agreement, dated as of October 2, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2009

LIBERTY MEDIA CORPORATION
By:	/s/ MARK E. BURTON Name: Mark E. Burton Title: Vice President

 EXHIBIT INDEX

Exhibit No.	Name
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 2, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc. and DTVG Two, Inc.
99.1
Amendment No. 2 to Voting and Right of First Refusal Agreement, dated as of October 2, 2009, by and among Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A.

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX